Exhibit 23

                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
Aceto Corporation:



We consent to incorporation by reference in the registration statement (No. 33-38679) on Form S-8 of Aceto Corporation of our report dated September 26, 2001, relating to the consolidated balance sheets of Aceto Corporation and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of income, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended June 30, 2001, and the related financial statement schedule, which report appears in the June 30, 2001 annual report on Form 10-K of Aceto Corporation.


                                                               /s/KPMG LLP



Melville, New York
September 27, 2001



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

                                                     September 28, 2001

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

                           Re:      Aceto Corporation
                                    Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (File No. 0-4217)

Ladies and Gentlemen:

On behalf of Aceto Corporation, transmitted herewith for filing pursuant to the Securities Exchange Act of 1934, as amended, is Aceto Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (the "Form 10-K"), including all exhibits thereto.

The financial statements in the Form 10-K do not reflect a change from the preceding year in any accounting principles or practices or in the methods of application of those principles or practices.

                                                     Very truly yours,



                                                     /s/Douglas Roth
                                                     -----------------------
                                                     Douglas Roth
                                                     Chief Financial Officer



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